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                [LETTERHEAD OF COOPERS & LYBRAND]

                                                       Exhibit 11

               CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of SGY Funds, Inc.
  (formerly Yamaichi Funds, Inc.)

         Re: Yamaichi Global Fund:


         We hereby consent to the inclusion of our report dated April 29, 1998 on our audit of the financial statements and financial highlights of Yamaichi Global Fund as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of SGY Funds, Inc. (formerly Yamaichi Funds, Inc.). We further consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                     /s/ Coopers & Lybrand L.L.P.

                                         COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 30, 1998



















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